                                 Exhibit 2.1
================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    among:


                           Asyst Technologies, Inc.,
                           a California corporation;


                          Tin Man Acquisition Corp.,
                          a Delaware corporation; and


                                 Semifab, Inc.
                           a California corporation.


                            Glenn A. Roberson, Jr.
                                 An individual

                               Stephen Nakashima
                                 An individual

                                 Norio Sugano
                                 An individual



                        ______________________________

                         Dated as of December 7, 2000
                        ______________________________


================================================================================

                               Table Of Contents

                                                                                                            Page
SECTION 1      Description of Transaction..................................................................    1
      1.1      Merger of the Company into Merger Sub.......................................................    1
      1.2      Effect of the Merger........................................................................    1
      1.3      Closing; Closing Date.......................................................................    1
      1.4      Conversion of Shares........................................................................    2
      1.5      Escrow......................................................................................    3
      1.6      Vested Employee Stock Options...............................................................    3
      1.7      Unvested Employee Stock Options.............................................................    4
      1.8      Closing of the Company's Transfer Books.....................................................    6
      1.9      Exchange of Certificates....................................................................    6
      1.10     Dissenting Shares...........................................................................    7
      1.11     Articles of Incorporation and Bylaws; Directors and Officers................................    8
      1.12     Tax Consequences............................................................................    8
      1.13     Shareholder Note............................................................................    8
      1.14     Further Action..............................................................................    9
      1.15     Shareholder Closing Date Fee Payment........................................................    9
SECTION 2.     Contingent Parent Common Stock..............................................................    9
      2.1      Repurchase Option...........................................................................    9
      2.2      Repurchase Option Milestones................................................................   10
      2.3      Certain Definitions.........................................................................   12
      2.4      Covenants of Parent; Early Termination of Repurchase Option.................................   13
      2.5      Exercise of Repurchase Option...............................................................   14
      2.6      Challenges to Exercise of Repurchase Option.................................................   15
      2.7      Stock Splits, etc...........................................................................   16
      2.8      Sale or Merger..............................................................................   16
      2.9      Escrow of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock........   17
      2.10     Exercise of Rights and Privileges...........................................................   18
      2.11     No Assignment...............................................................................   18
      2.12     Adjustment of Milestones....................................................................   19
SECTION 3.     Representations and Warranties of the Company..............................................    19
      3.1      Due Organization; No Subsidiaries; Etc......................................................   19
      3.2      Articles of Incorporation and Bylaws; Records...............................................   20
      3.3      Capitalization, Etc.........................................................................   20
      3.4      Financial Statements........................................................................   21
      3.5      Absence of Changes..........................................................................   22
      3.6      Title to Assets.............................................................................   23
      3.7      Bank Accounts; Receivables..................................................................   24
      3.8      Proprietary Assets..........................................................................   24
      3.9      Contracts...................................................................................   26
      3.10     Liabilities.................................................................................   27
      3.11     Compliance with Legal Requirements..........................................................   27
      3.12     Governmental Authorizations.................................................................   27
      3.13     Tax Matters.................................................................................   27
      3.14     Employee and Labor Matters; Benefit Plans...................................................   30
      3.15     Environmental Matters.......................................................................   32
      3.16     Insurance...................................................................................   33
      3.17     Related Party Transactions..................................................................   33
      3.18     Legal Proceedings; Orders...................................................................   33
      3.19     Authority; Binding Nature of Agreement......................................................   34
      3.20     Non-Contravention; Consents.................................................................   34
      3.21     Full Disclosure.............................................................................   35
SECTION 4.     Representations and Warranties of Parent and Merger Sub.....................................   35

                                      i.

                               Table Of Contents
                                  (continued)

                                                                                                            Page
      4.1      SEC Filings; Financial Statements...........................................................   35
      4.2      Authority; Binding Nature of Agreement......................................................   36
      4.3      Valid Issuance..............................................................................   36
      4.4      Non-Contravention; Consents.................................................................   36
      4.5      Acquisition for Investment..................................................................   37
      4.6      Full Disclosure.............................................................................   37
SECTION 5.     Certain Covenants of the Company............................................................   37
      5.1      Access and Investigation....................................................................   37
      5.2      Operation of the Company's Business.........................................................   37
      5.3      Notification; Updates to Disclosure Schedule................................................   39
      5.4      No Negotiation..............................................................................   40
      5.5      Exercise of Company Options.................................................................   40
SECTION 6.     Additional Covenants of the Parties.........................................................   40
      6.1      Filings and Consents........................................................................   40
      6.2      Public Announcements........................................................................   40
      6.3      Best Efforts................................................................................   41
      6.4      Offer Letters and Noncompetition Agreements.................................................   41
      6.5      FIRPTA Matters..............................................................................   41
      6.6      Release.....................................................................................   41
      6.7      Termination of Employee Plans...............................................................   41
      6.8      Notification................................................................................   41
      6.9      Personal Guaranties.........................................................................   41
      6.10     Roberson Life Insurance.....................................................................   42
      6.11     Company Employee Matters....................................................................   42
      6.12     Shareholder Vote............................................................................   42
SECTION 7.     Conditions Precedent to Obligations of Parent and Merger Sub................................   42
      7.1      Accuracy of Representations.................................................................   42
      7.2      Performance of Covenants....................................................................   42
      7.3      Shareholder Approval........................................................................   42
      7.4      Consents....................................................................................   42
      7.5      Agreements and Documents....................................................................   43
      7.6      FIRPTA Compliance...........................................................................   43
      7.7      No Restraints...............................................................................   43
      7.8      No Legal Proceedings........................................................................   43
      7.9      Termination of Employee Plans...............................................................   43
SECTION 8.     Conditions Precedent to Obligations of the Company..........................................   43
      8.1      Accuracy of Representations.................................................................   44
      8.2      Performance of Covenants....................................................................   44
      8.3      Legal Opinions..............................................................................   44
      8.4      No Restraints...............................................................................   44
      8.5      Consents....................................................................................   44
      8.6      Officers' Certificates......................................................................   44
      8.7      Offer Letters...............................................................................   44
      8.8      Indemnity Escrow Agreement..................................................................   44
      8.9      No Legal Proceedings........................................................................   44
SECTION 9.     Termination.................................................................................   44
      9.1      Termination Events..........................................................................   44
      9.2      Termination Procedures......................................................................   45
      9.3      Effect of Termination.......................................................................   45
SECTION 10.    Indemnification, Etc........................................................................   46
      10.1     Survival of Representations, Etc............................................................   46
      10.2     Indemnification by the Signing Shareholders.................................................   46
      10.3     Threshold; Ceiling..........................................................................   47

                                      ii.

                               Table Of Contents
                                  (continued)

                                                                                                            Page
      10.4     Escrow Fund.................................................................................   48
      10.5     Claim Procedure.............................................................................   48
      10.6     Objections to Claims........................................................................   48
      10.7     Resolution of Conflicts.....................................................................   49
      10.8     Defense of Third Party Claims...............................................................   50
      10.9     Exercise of Remedies by Indemnitees Other Than Parent.......................................   51
      10.10    Exclusivity of Article 10 Indemnity.........................................................   51
      10.11    Liability for Capitalization of Company.....................................................   51
SECTION 11.    Registration of the Parent Common Stock; Compliance with the Securities Act.................   52
      11.1     Definitions.................................................................................   52
      11.2     Registration Procedures and Expenses........................................................   52
      11.3     Indemnification.............................................................................   53
      11.4     Transfer of Parent Common Stock After Registration; Notice..................................   55
      11.5     Reporting Requirements......................................................................   55
      11.6     Market Standoff.............................................................................   56
      11.7     Termination of Obligations..................................................................   56
      11.8     Assignability of Registration Rights........................................................   56
SECTION 12.    Miscellaneous Provisions....................................................................   56
      12.1     Further Assurances..........................................................................   56
      12.2     Fees and Expenses...........................................................................   56
      12.3     Attorneys' Fees.............................................................................   57
      12.4     Notices.....................................................................................   57
      12.5     Confidentiality.............................................................................   58
      12.6     Time of the Essence.........................................................................   58
      12.7     Headings....................................................................................   58
      12.8     Counterparts................................................................................   58
      12.9     Governing Law...............................................................................   58
      12.10    Successors and Assigns......................................................................   58
      12.11    Remedies Cumulative; Specific Performance...................................................   58
      12.12    Waiver......................................................................................   58
      12.13    Amendments..................................................................................   59
      12.14    Severability................................................................................   59
      12.15    Parties in Interest.........................................................................   59
      12.16    Entire Agreement............................................................................   59
      12.17    Construction................................................................................   59

                                     iii.

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of December 7, 2000, by and among: Asyst Technologies, Inc., a California corporation ("Parent"); Tin Man Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Semifab, Inc., a California corporation (the "Company"); Glenn A. Roberson, Jr., ("Roberson") an individual shareholder in the Company; Stephen Nakashima ("Nakashima") an individual shareholder in the Company; and Norio Sugano ("Sugano") an individual shareholder in the Company. Roberson, Nakashima and Sugano shall together be referred to herein as the "Signing Shareholders". Certain other capitalized terms used in this Agreement are defined in Exhibit A and in the body of this Agreement.

                                   Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of the Company into the Merger Sub in accordance with this Agreement and the applicable provisions of the California Corporations Code and the Delaware Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and the Merger Sub will remain a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                   Agreement

     The parties to this Agreement agree as follows:

SECTION 1.     Description of Transaction

     1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Date (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California Corporations Code and the Delaware Corporation Law.

     1.3 Closing; Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover, Palo Alto, California 94304 at 10:00 a.m. on January 31, 2001, (or at such other time and date during the period from January 1, 2001 through February 28, 2001 as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date").

     1.4  Conversion of Shares.

                                       1.

          (a) Subject to Sections 1.7(g), 1.8 and 1.9, at the Closing Date, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of "Company Common Stock" outstanding immediately prior to the Closing Date shall be converted into the right to receive (a) the "Net Closing Cash Payment"; (b) the "Closing Share Applicable Fraction" of a share of common stock (par value $0.01 per share) of Parent ("Parent Common Stock"); and (c) the "Contingent Share Applicable Fraction" of a share of "Contingent Parent Common Stock" (capitalized terms in quotations are as defined in Section 1.4(b)).

          (b) For the purposes of this Agreement:

                 (i) the "Adjusted Fully Diluted Company Share Amount" shall be the sum of (A) the aggregate number of shares of Company Common Stock outstanding as of the date of this Agreement (including any such shares that may be subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement, but subject to Section 1.7(g)); and
(B) the aggregate number of shares of Company Common Stock purchasable under all Vested Company Options (as defined in Section 1.6) outstanding as of the date of this Agreement (but not including any shares of Company Common Stock that may ultimately be purchased under Unvested Company Options).

                 (ii) the "Closing Cash" shall be an amount of cash equal to $5,000,000.

                 (iii) the "Closing Share Applicable Fraction" shall be the fraction: (A) having the numerator equal to 1,000,000 shares of Parent Common Stock; and (B) having a denominator equal to the Adjusted Fully Diluted Company Share Amount.

                 (iv) "Company Common Stock" means common stock of the Company.

                 (v) "Contingent Parent Common Stock" means Parent Common Stock subject to a repurchase option granted to the Parent and other restrictions, as set out in Section 2.

                 (vi) the "Contingent Share Applicable Fraction" shall be the fraction: (A) having the numerator equal to 450,000 shares of Parent Common Stock; and (B) having a denominator equal to the Adjusted Fully Diluted Company Share Amount.

                 (vii) the "Designated Parent Stock Price" shall be the average of the closing sales prices of a share of Parent Common Stock as reported on the Nasdaq National Market over the ten (10) consecutive trading days ending three
(3) trading days before the Closing Date.

                 (viii) the "Net Closing Cash Payment" shall be an amount equal to (A) the Closing Cash minus the "Shareholder Closing Date Fee Payments" (as defined in Section 1.15), divided by (B) the Adjusted Fully Diluted Company Share Amount.

                 (ix) "Unvested Contingent Parent Common Stock" means Parent Common Stock issuable upon exercise of Unvested Company Options pursuant to
Section 1.7

                                       2.

and subject to a repurchase option granted to the Parent and other restrictions, as set out in Section 2.

          (c) If any shares of Company Stock outstanding immediately prior to the Closing Date are unvested, pledged as security for a loan or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then
(i) the Closing Cash payable and the shares of Parent Common Stock and Contingent Parent Common Stock issuable in exchange for such shares of Company Stock will also be unvested and subject to the same repurchase option, pledge, risk of forfeiture or other condition, and may be held by the Company in accordance with the terms of the applicable repurchase option, pledge, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock and Contingent Parent Common Stock may accordingly be marked with appropriate legends. Parent shall cooperate with any shareholders of the Company whose Closing Cash, Parent Common Stock and Contingent Parent Common Stock is subject to a pledge to release the pledge by applying the Net Closing Cash Payment and the proceeds from the sale of such Parent Common Stock and Contingent Parent Common Stock (to the extent no longer subject to the Repurchase Option) to the principal and interest amounts of the promissory notes of such shareholders. Parent shall pay a rate of interest on any Closing Cash held by Parent pursuant to this Section 1.4(c) equal to the rate of interest payable under the terms of the loan under which such Closing Cash has been pledged as security.

     1.5 Escrow. As more fully described in the Indemnity Escrow Agreement attached hereto as Exhibit B (the "Indemnity Escrow Agreement"), an Escrow Fund (as defined in the Indemnity Escrow Agreement) shall be established into which Parent shall deposit at Closing a portion of the total Closing Cash and a portion of the Parent Common Stock which the Signing Shareholders are entitled to receive pursuant to the provisions of this Section 1. The total amount to be withheld from all Signing Shareholders and contributed to the Escrow Fund shall be $500,000 in cash and 145,000 shares of Parent Common Stock, with the amount to be withheld from each Signing Shareholder as follows:

                                Cash          Parent Common Stock
                           --------------   -----------------------
          Roberson            $280,000               81,200
          Sugano              $110,000               31,900
          Nakashima           $110,000               31,900


     1.6 Vested Employee Stock Options. At the Closing Date, each portion of any stock option that is as of the date of this Agreement vested and as of the Closing Date outstanding under the Company's 1993 Flexible Stock Incentive Plan (a "Vested Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1993 Flexible Stock Incentive Plan and the stock option agreement by which such Vested Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Vested Company Options shall thereupon be converted (the "Converted Vested Company Options") into rights with respect to Parent Common Stock and Contingent Parent Common Stock. Accordingly, from and after the Closing Date:

                                       3.

          (a) each Vested Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock and Contingent Parent Common Stock.

          (b) each share of Company Common Stock which a holder of a Vested Company Option is entitled to receive pursuant to the Vested Company Option shall be converted into the indivisible right to receive, on exercise of the Converted Vested Company Option, (i) the sum of (A) the Closing Share Applicable Fraction of a share of Parent Common Stock and (B) an additional fraction of a share of Parent Common Stock, with such fraction's numerator being the Net Closing Cash Payment and the denominator being the Designated Parent Stock Price; and (ii) the Contingent Share Applicable Fraction of a share of Contingent Parent Common Stock ((i) and (ii) together shall be referred to as a "Converted Vested Company Option Unit of Yield").

          (c) the exercise price per Converted Vested Company Option Unit of Yield shall be equal to the exercise price per share of Company Common stock subject to such Vested Company Option (prior to conversion), as in effect immediately prior to the Closing Date.

          (d) No fractional shares of Parent Common Stock or Contingent Parent Common Stock shall be issued upon exercise of a Converted Vested Company Option, and no certificates for any such fractional shares shall be issued. The aggregate number of shares of Parent Common Stock and Contingent Parent Common Stock shall be rounded down to the next lowest whole number of shares, with the reduction to be reflected in the number of shares of Parent Common Stock issuable upon exercise of the Converted Vested Company Option.

          (e) all restrictions on the exercise of each such assumed Vested Company Option shall continue in full force and effect, and the term, exercisability and other provisions of such Vested Company Option shall otherwise remain unchanged; provided, however, that each such assumed Vested Company Option shall, as permitted by its terms, be further adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Closing Date.

          (f) All Contingent Parent Common Stock issuable upon exercise of Converted Vested Company Options shall, while the Repurchase Option remains outstanding and exercisable, be subject to the Repurchase Option as described in
Section 1.4 and Section 2.

     1.7 Unvested Employee Stock Options. At the Closing Date, each portion of any stock option that is as of the date of this Agreement unvested and as of the Closing Date outstanding under the Company's 1993 Flexible Stock Incentive Plan (an "Unvested Company Option") shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1993 Flexible Stock Incentive Plan and the stock option agreement by which such Unvested Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Unvested Company Options shall thereupon be converted (the "Converted Unvested Company Options") into rights with respect to Parent Common Stock and Unvested Contingent Parent Common Stock. Accordingly, from and after the Closing Date:

          (a) each Unvested Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock and Unvested Contingent Parent Common Stock.

                                       4.

          (b) each share of Company Common Stock which a holder of an Unvested Company Option is entitled to receive pursuant to the Unvested Company Option shall be converted into the indivisible right to receive, on exercise of the Unvested Converted Company Option, (i) the sum of (A) the Closing Share Applicable Fraction of a share of Parent Common Stock and (B) an additional fraction of a share of Parent Common Stock, with such fraction's numerator being the Net Closing Cash Payment and the denominator being the Designated Parent Stock Price; and (ii) the Contingent Share Applicable Fraction of a share of Unvested Contingent Parent Common Stock ((i) and (ii) together shall be referred to as a "Converted Unvested Company Option Unit of Yield").

          (c) the exercise price per Converted Unvested Company Option Unit of Yield shall be equal to the exercise price per share of Company Common stock subject to such Unvested Company Option (prior to conversion), as in effect immediately prior to the Closing Date.

          (d) No fractional shares of Parent Common Stock or Unvested Contingent Parent Common Stock shall be issued upon exercise of an Unvested Converted Company Option, and no certificates for any such fractional shares shall be issued. The aggregate number of shares of Parent Common Stock and Unvested Contingent Parent Common Stock shall be rounded down to the next lowest whole number of shares, with the reduction to be reflected in the number of shares of Parent Common Stock issuable upon exercise of the Unvested Converted Company Option.

          (e) all restrictions on the exercise of each such assumed Unvested Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Unvested Company Option shall otherwise remain unchanged; provided, however, that each such assumed Unvested Company Option shall, as permitted by its terms, be further adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Closing Date.

          (f) All Unvested Contingent Parent Common Stock issuable upon exercise of Unvested Converted Company Options shall, while the Repurchase Option remains outstanding and exercisable, be subject to the Repurchase Option as described in
Section 1.4 and Section 2.

          (g) In the event an Unvested Company Option vests and is exercised by the holder thereof after the date of this Agreement and prior to the Closing Date for shares of Company Common Stock (the "Pre-Closing Stock"), such Pre-Closing Stock shall not be included in the computation of Adjusted Fully Diluted Company Share Amount and, subject to Sections 1.8 and 1.9, at the Closing Date, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of Pre-Closing Stock outstanding immediately prior to the Closing Date shall be converted into the right to receive (a) the Net Closing Cash Payment; (b) the Closing Share Applicable Fraction of a share of Parent Common Stock; and (c) the Contingent Share Applicable Fraction of a share of Unvested Contingent Parent Common Stock.

                                       5.

     1.8 Closing of the Company's Transfer Books. At the Closing Date, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Closing Date shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Closing Date. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Closing Date. If, after the Closing Date, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.9.

     1.9  Exchange of Certificates.

          (a) At or as soon as practicable after the Closing Date, Parent will send to the holders of Company Stock Certificates a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and instructions for use in effecting the surrender of Company Stock Certificates in exchange for cash and for certificates representing Parent Common Stock and Contingent Parent Common Stock in accordance with the terms of this Section 1. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the Company Stock Certificate so surrendered shall be canceled and Parent shall, except as otherwise provided in clause (iii) below, deliver to the holder of such Company Stock Certificate in exchange therefor:

                    (i) the amount of cash equal to the Net Closing Cash Payment multiplied by the number of shares of capital stock of the Company represented by the surrendered Company Stock Certificate;

                    (ii) a certificate representing the number of whole shares of Parent Common Stock equal to the Closing Share Applicable Fraction multiplied by the number of shares of capital stock of the Company represented by the surrendered Company Stock Certificate ;

                    (iii) the number of whole shares of Contingent Parent Common Stock equal to the Contingent Share Applicable Fraction multiplied by the number of shares of capital stock of the Company represented by the surrendered Company Stock Certificate, which Contingent Parent Common Stock shall, while the Repurchase Option remains outstanding and exercisable, be evidenced only by a book entry in the name of the holder thereof, as provided in Section 2.9; and

                    (iv) the amount of cash payable with respect to fractional shares of Parent Common Stock or Contingent Parent Common Stock otherwise issuable on account of the surrendered Company Stock Certificate, as provided in clause (c) below.

Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Closing Date, to represent only the right to receive upon such surrender cash, shares of Parent Common Stock, shares of Contingent Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock and Contingent Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall

                                       6.

have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any cash and the issuance of any certificate representing Parent Common Stock or Contingent Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit including a commercially standard form of indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock or Contingent Parent Common Stock with a record date after the Closing Date shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock or Contingent Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate (or an appropriate form of lost certificate affidavit and indemnity) in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Common Stock or Contingent Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued nor book entries made. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Contingent Parent Common Stock (after aggregating all such fractional shares issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

          (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock, Contingent Parent Common Stock, dividends or distributions with respect thereto, or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10 Dissenting Shares.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Closing Date, are or may become "dissenting shares" within the meaning of the California Corporations Code shall not be converted into or represent the right to receive cash, Parent Common Stock or Contingent Parent Common Stock in accordance with this Section 1 (or cash in lieu of fractional shares in accordance with Section 1.9(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in California Corporations Code; provided, however, that if the status of any such shares as "dissenting shares" shall not be

                                       7.

perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Closing Date or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) cash, Parent Common Stock and Contingent Parent Common Stock in accordance with this Section 1 (and cash in lieu of fractional shares in accordance with Section 1.9(c)).

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Closing Date to require the Company to purchase shares of capital stock of the Company pursuant to California Corporations Code and of any other demand, notice or instrument delivered to the Company prior to the Closing Date pursuant to the California Corporations Code, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Closing Date with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.11 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Closing Date:

          (a) the Articles of Incorporation of the Surviving Corporation shall, as of the Closing Date, continue in the same form as the Articles of Incorporation of the Merger Sub;

          (b) the Bylaws of the Surviving Corporation shall, as of the Closing Date, continue in the same form as the Bylaws of Merger Sub as in effect immediately prior to the Closing Date; and

          (c) the directors and officers of the Surviving Corporation immediately after the Closing Date shall be the individuals identified on Exhibit C.

     1.12 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.13 Shareholder Note. Parent shall cause the Surviving Corporation, on January 1, 2002, to repay remaining principal balance of $285,000 under the shareholder note dated December 22, 1999 owing to Roberson (the "Shareholder Note") if Roberson becomes an employee of the Surviving Corporation immediately following the Closing Date, and on December 31, 2001 remains an employee of the Surviving Corporation. The remaining principal balance follows the offset as of the date of this Agreement to the Shareholder Note of a promissory note for the principal amount of $115,000 and all interest accrued thereunder dated April 12, 1996 owed to the Company by Roberson. The Shareholder Note will accrue interest from the Closing Date until paid at an annual rate of ten percent (10%). If Roberson does not become an employee of the Surviving Corporation immediately following the Closing Date, or does not remain an employee of the Surviving Corporation on December 31, 2001, neither Parent nor Surviving Corporation shall have any obligation to repay the loan and Roberson shall forgive the Shareholder Note and shall release the Parent and the Surviving Corporation from all

                                       8.

obligations under the terms of the Shareholder Note. Notwithstanding the foregoing, if Roberson's employment with the Surviving Corporation terminates "Without Cause" or for "Good Reason" (as those terms are defined in Exhibit K attached hereto) prior to December 31, 2001, then Parent shall cause the Surviving Corporation to pay the outstanding principal balance and all accrued and unpaid interest on the Shareholder Note to Roberson on the date of termination.

     1.14 Further Action. If, at any time after the Closing Date, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

     1.15 Shareholder Closing Date Fee Payment. Pursuant to Section 12.2(b), Company shareholders are responsible for certain fees and expenses relating to transactions contemplated by this Agreement. In furtherance of Section 12.2(b), Parent agrees to facilitate payments of certain fees and expenses which are the shareholders' obligation under Section 12.2(b) by deduction and payment of such amounts out of Closing Cash as follows:

           (a) At least one day in advance of the Closing Date, Roberson may deliver to Parent a certificate setting forth (i) specific dollar payment amounts for each of the Company's advisors and attorneys (including Hultquist Capital, Inc., Dudnick Detwiler Rivin & Stikker LLP, and Fulwider Patton Lee & Utecht, LLP) for services described in Section 12.2(b) which Roberson requests be deducted from and paid out of Closing Cash ("Shareholder Closing Date Fee Payments"); and (ii) addresses and/or wire transfer instructions with respect to each advisor or attorney firm listed.

           (b) At Closing, Parent shall immediately pay the amounts of Shareholder Closing Date Fee Payments out of Closing Cash as directed by Roberson; provided that in no event shall Parent be required to pay any amount of Shareholder Closing Date Fee Payments in excess of Closing Cash.

SECTION 2. Contingent Parent Common Stock

     2.1   Repurchase Option.  The Parent shall, (subject to Sections 2.2, 2.4,
2.5 and 2.6) have an irrevocable option to re-acquire (a) each and every share of Contingent Parent Common Stock from all holders and (pursuant to Converted Vested Company Options) prospective holders thereof; and (b) each and every share of Unvested Contingent Parent Common Stock from all holders and (pursuant to Converted Unvested Company Options) prospective holders thereof ((a) and (b) together is hereinafter referred to as the "Repurchase Option"). The repurchase price per share of Contingent Parent Common Stock subject to the Repurchase Option shall be one cent ($0.01) per share. The repurchase price per share of Unvested Contingent Parent Common Stock subject to the Repurchase Option shall be one cent ($0.01) per share. Each exercise of the Repurchase Option in respect of Contingent Parent Common Stock shall be applied to all holders and (pursuant to Converted Vested Company Options) prospective holders of Contingent Parent Common Stock in proportion to the number of shares of Contingent

                                       9.

Parent Common Stock held and (pursuant to Converted Vested Company Options) prospectively held by each such person. Each exercise of the Repurchase Option in respect of Unvested Contingent Parent Common Stock shall be applied to all holders and (pursuant to Converted Unvested Company Options) prospective holders of Unvested Contingent Parent Common Stock in proportion to the number of shares of Unvested Contingent Parent Common Stock held and (pursuant to Converted Unvested Company Options) prospectively held by each such person.

     2.2 Repurchase Option Milestones. If a milestone event set forth below in this Section 2.2 (each of which are subject to adjustment pursuant to Section 2.12, and which collectively are hereinafter referred to as the "Milestones" and individually as a "Milestone") is not met by the Surviving Corporation, the Parent may, in accordance with this Section 2, exercise the Repurchase Option for the number of shares of Contingent Parent Common Stock and the number of shares of Unvested Contingent Parent Common Stock specified below for such failed Milestone. If a Milestone is met, the Repurchase Option for the number of shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock specified below for such achieved Milestone shall terminate and may not be exercised by Parent. The Milestones are as follows:

          (a)  2001 Revenues

                  (i) "2001 Revenues" of the Surviving Corporation are thirty million dollars ($30,000,000) or more. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 175,000 shares of Contingent Parent Common Stock and 39% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (a)(i), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(a)(ii) and Section 2.2(a)(iii).

                  (ii) "2001 Revenues" of the Surviving Corporation are thirty-five million dollars ($35,000,000) or more. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 116,667 shares of Contingent Parent Common Stock and 26% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (a)(ii), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(a)(i) and Section 2.2(a)(iii).

                  (iii) "2001 Revenues" of the Surviving Corporation are forty million dollars ($40,000,000) or more. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 58,333 shares of Contingent Parent Common Stock and 13% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (a)(iii), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(a)(i) and Section 2.2(a)(ii).

                                      10.

          (b) Aggregate Plus Portal Shipments

                 (i) The Surviving Corporation manufactures the "First PP Milestone" of the "Aggregate Plus Portal Shipments", or more, during the fourth quarter of the 2002 fiscal year of the Parent. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 175,000 shares of Contingent Parent Common Stock and 39% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (b)(i), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(b)(ii) and Section 2.2(b)(iii).

                 (ii) The Surviving Corporation manufactures the "Second PP Milestone" of the "Aggregate Plus Portal Shipments", or more, during the fourth quarter of the 2002 fiscal year of the Parent. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 116,667 shares of Contingent Parent Common Stock and 26% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (b)(ii), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(b)(i) and Section 2.2(b)(iii).

                 (iii) The Surviving Corporation manufactures the "Third PP Milestone", or more, during the fourth quarter of the 2002 fiscal year of the Parent. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 58,333 shares of Contingent Parent Common Stock and 13% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, if Parent exercises this Repurchase Option under this Section 2.2 (b)(iii), then Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(b)(i) and Section 2.2(b)(ii).

          (c)  Backlog

                 (i) The "Backlog" as of September 30, 2001 is eight million dollars ($8,000,000) or more. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 50,000 shares of Contingent Parent Common Stock and 11% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, whether Parent exercises or does not exercise this Repurchase Option under this Section 2.2 (c)(i) shall have no effect on exercise by Parent of its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under
Section 2.2(c)(ii).

                 (ii) The "Backlog" as of December 31, 2001 is ten million dollars ($10,000,000) or more. If the Surviving Corporation does not achieve this Milestone, then Parent may exercise its Repurchase Option to repurchase 50,000 shares of Contingent Parent Common Stock and 11% of the "Aggregate Unvested Contingent Parent Common Stock". For greater certainty, whether Parent exercises or does not exercise this Repurchase Option under this Section 2.2
(c)(ii) shall have no effect on exercise by Parent of its Repurchase Option for the

                                      11.

shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock under Section 2.2(c)(i).

     2.3  Certain Definitions.  For the purposes of this Agreement:

          (a) "2001 Revenues" of the Surviving Corporation means revenue (before taxes) of the Surviving Corporation from the sale of "Company Products" during the 2001 calendar year.

          (b) "Aggregate Unvested Contingent Parent Common Stock" means the total number of shares of Unvested Contingent Parent Common Stock issuable upon exercise of all Converted Unvested Company Options.

          (c) "Aggregate Plus Portal Shipments" means the total number of units of Plus Portal products which have been "RTM" by Parent to any facility manufacturing Plus Portal products in North America by December 31, 2001 and which units are then shipped from such facilities between January 1, 2002 and March 31, 2002.

          (d) "Backlog" means the backlog of committed but unfilled Company Product orders placed with the Surviving Corporation, determined in accordance with Revenue Recognition and Backlog determination policy of the Parent, attached hereto as Exhibit J.

          (e) "Company Products" means all products and services offered by the Company, and includes such products and services if sold through the distribution channels of the Parent; but excludes (A) Plus Portal products, and
(B) any goods or services sold by the Surviving Corporation directly to the Parent or its affiliates.

          (f) "First PP Milestone" means the lesser of (i) the product of (A) a percentage equal to 35 minus the PP Adjustment Factor multiplied by (B) the Aggregate Plus Portal Shipments; or (ii) the number of units of Plus Portal product represented by (A) 187 minus (B) the product of 187 multiplied by the quotient of (1) the PP Adjustment Factor divided by (2) 35.

          (g) "PP Adjustment Factor" shall be the cumulative sum obtained by adding, for each of the Plus Portal product types to be "RTM" pursuant to the Plus Portal RTM schedule (attached hereto as Exhibit E), the lesser of:

                 (i)  twelve (12); or

                 (ii) two (2) times the number of complete seven (7) day periods that such product type is late in being "RTM" to the Surviving Corporation by the Parent in accordance with such schedule. For greater certainty, the first such seven (7) day period shall begin at 12:01 a.m. on the day after a Plus Portal product type is scheduled to be "RTM" and shall end 168 hours later, with each additional consecutive seven (7) day period being 168 hours.

          (h) "RTM" means released to manufacturing with complete product specifications in accordance with internal standards employed by Parent.

                                      12.

          (i) "Second PP Milestone" means the lesser of (i) the product of (A) a percentage equal to 50 minus the PP Adjustment Factor multiplied by (B) the Aggregate Plus Portal Shipments; or (ii) the number of units of Plus Portal product represented by (A) 267 minus (B) the product of 267 multiplied by the quotient of (1) the PP Adjustment Factor divided by (2) 50.

          (j) "Third PP Milestone" means the lesser of (i) the product of (A) a percentage equal to 75 minus the PP Adjustment Factor multiplied by (B) the Aggregate Plus Portal Shipments; or (ii) the number of units of Plus Portal product represented by (A) 400 minus (B) the product of 400 multiplied by the quotient of (1) the PP Adjustment Factor divided by (2) 75.

     2.4  Covenants of Parent; Early Termination of Repurchase Option.

          (a) The Parent shall not exercise its Repurchase Option for any of the Contingent Parent Common Stock and Unvested Contingent Parent Common Stock pursuant to Section 2.2 and the Repurchase Option shall terminate if the Parent fails to provide sufficient funding to the Surviving Corporation to make the expenditures identified in the budget attached hereto as Exhibit D by June 30, 2001.

          (b) The Parent shall not exercise its Repurchase Option for any of the Contingent Parent Common Stock and Unvested Contingent Parent Common Stock pursuant to Section 2.2 and the Repurchase Option shall terminate if Roberson's employment with the Surviving Corporation or Parent terminates "Without Cause" or for "Good Reason" (as those terms are defined in Exhibit K attached hereto) during the first 90 days following the Closing Date.

          (c) The Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock pursuant to Sections 2.2(a) and 2.2(c) and the Repurchase Option for such shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock shall terminate if Roberson's employment with the Surviving Corporation or Parent terminates "Without Cause" or for "Good Reason" (as those terms are defined in Exhibit K attached hereto) during the period starting 91 days after the Closing Date and ending 180 days after the Closing Date.

          (d) The Parent shall not exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock pursuant to Section 2.2(b) and the Repurchase Option for such shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock shall terminate if Roberson's employment with the Surviving Corporation or Parent terminates "Without Cause" or for "Good Reason" (as those terms are defined in Exhibit K attached hereto) during the period starting 181 days after the Closing Date and ending 360 days after the Closing Date.

          (e) The Parent shall not exercise its Repurchase Option for any of the Contingent Parent Common Stock and Unvested Contingent Parent Common Stock pursuant to Section 2.2 and the Repurchase Option shall terminate in the event
(a) the Parent causes a sale of all or substantially all of the assets of the Surviving Corporation; (b) there occurs a merger or consolidation of Surviving Corporation in which the Surviving Corporation is not the surviving corporation (other than a merger or consolidation in which Parent or an affiliate of Parent has, immediately after the merger or consolidation, a majority of the stock voting power of the

                                      13.

merged entity); (c) there occurs a reverse merger in which the Surviving Corporation is the surviving corporation but the shares of the Surviving Corporation stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which Parent or an affiliate of Parent has, immediately after the merger, a majority of the stock voting power of the merged entity); or (d) there occurs any transaction or series of related transactions in which in excess of 50% of the Surviving Corporation's voting power is transferred to any Person other than an affiliate of the Company.

     2.5  Exercise of Repurchase Option.

          (a) If the Surviving Corporation fails to meet any one of the Milestones set forth in Section 2.2, the Parent shall exercise its Repurchase Option for the shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock for such failed Milestone by written notice (the "Exercise Notice") signed by an officer of the Parent and delivered or mailed to each registered holder of Contingent Parent Common Stock, each holder of Converted Vested Company Options and each holder of Converted Unvested Company Options, which Exercise Notice shall specify in reasonable detail the Milestone calculations giving rise to the exercise of the Repurchase Option. The Repurchase Option shall be exercised and the Exercise Notice sent no later than:

                 (i)    March 31, 2002 for the Milestones set forth in Section
2.2.

                 (ii) June 30, 2002 for the Milestones set forth in Section 2.2(b).

                 (iii)  December 31, 2001 for the Milestones set forth in
Section 2.2(c)(i).

                 (iv) March 31, 2002 for the Milestones set forth in Section 2.2(c)(ii).

          (b) In the case of a holder of Contingent Parent Common Stock, the Exercise Notice shall identify the number of shares of Contingent Parent Common Stock to be purchased and the aggregate purchase price to be delivered.

          (c) In the case of a holder of Converted Vested Company Options, the Exercise Notice shall identify the number of shares of Contingent Parent Common Stock to be purchased if the holder were to exercise all of his or her Converted Vested Company Options. The settlement of such purchase shall take place concurrently with the exercise of such options, regardless of whether the exercise of such options occurs during or after the period for exercise of the Repurchase Option. The settlement may take place incrementally and on more than one occasion if the holder of the Converted Vested Company Options does not initially exercise a sufficient number of options to yield the number of shares of Contingent Parent Common Stock subject to purchase.

          (d) In the case of a holder of Converted Unvested Company Options, the Exercise Notice shall identify the number of shares of Unvested Contingent Parent Common Stock to be purchased if the holder were to exercise all of his or her Converted Unvested Company Options. The settlement of such purchase shall take place concurrently with the exercise of such options,

                                      14.

regardless of whether the exercise of such options occurs during or after the period for exercise of the Repurchase Option. The settlement may take place incrementally and on more than one occasion if the holder of the Converted Unvested Company Options does not initially exercise a sufficient number of options to yield the number of shares of Unvested Contingent Parent Common Stock subject to purchase.

          (e) The Parent shall pay for any Contingent Parent Common Stock and Unvested Contingent Parent Common Stock purchased pursuant to its Repurchase Option in cash.

     2.6 Challenges to Exercise of Repurchase Option. One or more of the Signing Shareholders (each, a "Challenger") may challenge any exercise of the Parent's Repurchase Option in accordance with the terms of this Section 2.6.

          (a) If the challenge is made on the grounds that one or more of the Milestones were met and on no other grounds (a "Quantitative Challenge"), the Challenger shall use an independent auditor to assist the Challenger in reviewing the calculations and proposing an alternative calculation. If the Challenger's calculation of 2001 Revenues, Aggregate Plus Portal Shipments or Backlog differs from Parent's calculation by an amount which affects the number of shares of Contingent Parent Common Stock purchasable by Parent upon exercise of the Repurchase Option, the Challenger shall deliver a notice to Parent disputing such calculation (a "Challenge Notice") within thirty (30) days after receipt of an Exercise Notice. If a Challenge Notice is delivered to Parent pursuant to the preceding sentence, Parent and Challenger shall, during the thirty (30) days following such delivery, use all commercially reasonable efforts to reach agreement. If during such period the Parent and Challenger are unable to agree regarding the disputed calculation, the Challenger and Parent shall promptly thereafter select an Accounting Referee (as hereinafter defined) and cause such Accounting Referee to promptly review this Agreement and the respective parties' disputed calculations. The Accounting Referee shall deliver to the Challenger and the Parent as promptly as practicable a report setting forth the Accounting Referee's calculation. Such report shall be final and binding upon Parent, Challenger and all other holders of Contingent Parent Common Stock, Converted Vested Company Options, Unvested Contingent Parent Common Stock and Converted Unvested Company Options. The cost of such report shall be borne by (i) Parent if the Accounting Referee's calculation changes the number of shares of Contingent Parent Common Stock repurchasable by the Parent;
(ii) the Challenger if the Accounting Referee's calculation does not change the number of shares of Contingent Parent Common Stock repurchasable by the Parent. The "Accounting Referee" shall mean a reputable firm of independent auditors of national standing other than the auditors of the Company at or prior to the Closing Date and other than the auditors of the Parent.

          (b) If the challenge is other than a Quantitative Challenge, or contains grounds in addition to those of a Quantitative Challenge, a Challenger may challenge Parent's exercise Notice by written notice (also referred to as a "Challenge Notice") given to Parent within thirty (30) days after receipt of an Exercise Notice. If a Challenge Notice is delivered to Parent pursuant to the preceding sentence, Parent and Challenger shall, during the thirty (30) days following such delivery, use all commercially reasonable efforts to reach agreement. If during such period the Parent and Challenger are unable to reach agreement, the dispute shall be resolved in accordance with the terms of Section 10.7(b), mutatis mutandis, (but excluding

                                      15.

clause (vi) and (vii) thereof), which resolution shall be final and binding upon Parent, Challenger and all other holders of Contingent Parent Common Stock, Converted Vested Company Options, Unvested Contingent Parent Common Stock and Converted Unvested Company Options. In the event that arbitration is conducted under this Section and Section 10.7(b), the decision of the arbitrator may be entered in any court having jurisdiction, and the non-prevailing party (whose identity shall be determined by the arbitrator) shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the arbitrator fees and administrative expenses associated with the arbitration.

          (c) Parent shall provide the Signing Shareholders and their auditors and other Representatives with timely access to the books and records of the Surviving Corporation, and the right to make and keep copies thereof, as may be reasonably requested by one or more Signing Shareholders in order to evaluate and make challenges pursuant to the terms of this Section 2.6.

     2.7 Stock Splits, etc. If, from time to time after the Closing Date and prior to exercise by the Parent of the Repurchase Option there is any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent affecting the Parent Common Stock as a class, then any and all new, substituted or additional securities or other property to which a holder of Contingent Parent Common Stock or Unvested Contingent Parent Common Stock is entitled by reason of holder's ownership of such stock shall be immediately subject to the Repurchase Option and be included in the term "Contingent Parent Common Stock" or "Unvested Contingent Parent Common Stock", as the case may be, for all purposes of the Repurchase Option with the same force and effect as the shares of the Contingent Parent Common Stock or Unvested Contingent Parent Common Stock previously subject to the Repurchase Option, except that the numbers of shares of Contingent Parent Common Stock or Unvested Contingent Parent Common Stock subject to the Repurchase Option shall be adjusted accordingly in light of said change. While the total repurchase price of the Repurchase Option shall remain the same after each such event, the price for each share of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

     2.8 Sale or Merger. In the event of (a) a sale of substantially all of the assets of the Parent; (b) a merger or consolidation of Parent in which the Parent is not the surviving corporation (other than a merger or consolidation in which Parent shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, a majority of the stock voting power of the merged entity); (c) a reverse merger in which the Parent is the surviving corporation but the shares of the Parent Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which Parent stockholders immediately before the merger have, immediately after the merger, a majority of the stock voting power of the merged entity); (d) any transaction or series of related transactions in which in excess of 50% of the Parent's voting power is transferred ((a) through (d) being collectively referred to herein as a "Corporate Transaction"), then the Repurchase Option may be assigned by the Parent to any successor of the Parent (or the successor's parent) in connection with such a Corporate Transaction.

                                      16.

     2.9 Escrow of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock.

          (a) To insure the availability for delivery of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock upon exercise of the Repurchase Option, immediately upon issuance by the Parent of any Contingent Parent Common Stock or Unvested Contingent Parent Common Stock while such Repurchase Option remains exercisable and outstanding, whether such issuance is pursuant to the terms of this Agreement or upon exercise of a Converted Vested Company Option or Converted Unvested Company Option, such stock issuance shall not be evidenced by a stock certificate but shall be evidenced only by a book entry (in the name of the holder thereof) made by the transfer agent of the Parent. The Parent shall cause a notation to be made by the Parent's transfer agent against such book entry evidencing that such shares are subject to the Repurchase Option and transferable only following instruction by the Parent to its transfer agent to issue stock certificates in respect of such shares.

          (b) With respect to the Repurchase Option based on each of the
Milestones:

                 (i) If no Exercise Notice has been issued by Parent on or before the last date for exercise of the Repurchase Option for such Milestone specified in Section 2.5(a), then Parent shall immediately thereafter cause its transfer agent to issue stock certificates in respect of all of the Contingent Parent Common Stock and Unvested Contingent Parent Common Stock for that Milestone to the book entry holders thereof (other than such maximum number of shares that may still be repurchased under any then outstanding Repurchase Option).

                 (ii) If a timely Exercise Notice is issued and no Challenge Notice is issued within the thirty (30) day period specified in Section 2.6 (or if all of the Signing Shareholders provide Parent with written notice that no Challenge Notice will be issued), Parent shall immediately thereafter deliver to each holder of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock the aggregate purchase price set out in said Exercise Notice delivered to that holder. Parent shall then immediately cause its transfer agent to transfer to the Parent the aggregate number of shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock for which the Repurchase Option is being exercised, as set out in said Exercise Notice.

                 (iii) If a timely Exercise Notice is issued and a Challenge Notice is issued within the thirty (30) day period specified in Section 2.6, Parent shall, immediately after resolution of the dispute in accordance with the terms of Section 2.6: (A) cause its transfer agent to issue stock certificates in respect of the number of shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock, if any, ordered by the Accounting Referee or arbitrator (or agreed to by the Parent and Challenger) to the book entry holders thereof (other than such maximum number of shares that may still be repurchased under any then outstanding Repurchase Option); and (B) deliver to each holder of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock the aggregate purchase price, if any, ordered by the Accounting Referee or arbitrator (or agreed to by the Parent and Challenger) and then immediately cause the transfer agent to transfer to the Parent the aggregate number of shares of Contingent Parent Common Stock and Unvested Contingent Parent Common Stock, if any, ordered by the Accounting Referee or arbitrator (or agreed to by the Parent and Challenger).

                                      17.

     2.10 Exercise of Rights and Privileges. The holder of any Contingent Parent Common Stock or Unvested Contingent Parent Common Stock shall exercise all rights and privileges of a shareholder of the Parent with respect to the Contingent Parent Common Stock or Unvested Contingent Parent Common Stock and shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Contingent Parent Common Stock or Unvested Contingent Parent Common Stock and for the purposes of exercising any voting rights relating to such shares of Contingent Parent Common Stock or Unvested Contingent Parent Common Stock, but any such dividends shall not be paid until the expiry of the period for exercise of the Repurchase Option by the Parent.

     2.11 No Assignment. In addition to any other limitation on transfer created by applicable securities laws, a holder of any Contingent Parent Common Stock or Unvested Contingent Parent Common Stock shall not assign, hypothecate, donate, encumber of otherwise dispose of any interest in such stock while it is subject to the Repurchase Option, except that transfers to the holder's family members, or one or more trusts created for the benefit of such holder or his or her family members, is hereby permitted.

     2.12  Adjustment of Milestones.

           (a) Roberson shall be the agent of the shareholders of the Company, the holders of Vested Company Options and the holders of Unvested Company Options for purposes of this Section 2.12 (the "Designated Shareholders' Agent"), and Roberson hereby agrees to act as the Designated Shareholders' Agent. Parent shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to this Section 2.12, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of all Company Shareholders by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Company Shareholder by the Designated Shareholders' Agent, as fully binding upon such Company Shareholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company Shareholders, then the remaining Signing Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Designated Shareholders' Agent" for purposes of this Section 2.12. If for any reason there is no Designated Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the Signing Shareholders.

           (b) The Parent and the Designated Shareholders' Agent may agree in writing to adjust any of the milestone events, definitions, conditions or covenants described in Sections 2.2, 2.3 and 2.4 if, in their discretion, changed conditions so warrant, and such written agreement shall be deemed to amend this Agreement retroactively to the date of this Agreement.

SECTION 3. Representations and Warranties of the Company

     The Company represents and warrants, to and for the benefit of the Indemnitees, as follows except as set forth in the Disclosure Schedule:

     3.1   Due Organization; No Subsidiaries; Etc.

                                      18.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

          (b) Except as set forth in Part 3.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Semifab, Inc."

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.1 of the Disclosure Schedule.

          (d) Part 3.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 3.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     3.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent (1) accurate and complete copies of the Company's articles of incorporation and bylaws, including all amendments thereto; (2) accurate and complete copies of the stock records of the Company; and (3) except as set forth in Part 3.2 of the Disclosure Schedule, accurate and complete copies of the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with reasonably prudent business practices.

                                      19.

     3.3  Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Common Stock (with no par value), of which 4,673,175 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock (with no par value), 231,000 of which have been designated "Series A Preferred Stock" and none of which have been issued or are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 3.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

          (b) The Company reserved 490,200 shares of Company Common Stock for issuance under its 1993 Flexible Stock Incentive Plan, of which options to purchase 208,625 shares are outstanding as of the date of this Agreement. As of the date of this Agreement, the outstanding options are vested with respect to 44,750 shares and unvested with respect to 163,875 shares. Part 3.3 of the Disclosure Schedule accurately sets forth, with respect to each Vested Company Option and Unvested Company Option that is outstanding as of the date of this
Agreement: (i) the name of the holder of such option; (ii) the total number of shares of Company Common Stock that are subject to such option and the number of shares of Company Common Stock with respect to which such option is immediately exercisable; (iii) the date on which such option was granted and the term of such Company Option; (iv) the vesting schedule for such option; (v) the exercise price per share of Company Common Stock purchasable under such option; and (vi) whether such option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 3.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (c) All outstanding shares of Company Common Stock, all outstanding Vested Company Options and all outstanding Unvested Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, except where the failure to so comply would not have a Material Adverse Effect on the Company, Parent, Merger Sub, or Surviving Corporation; and (ii) all requirements set forth in applicable Contracts.

          (d) The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

     3.4  Financial Statements.

                                      20.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                 (i) The audited balance sheets of the Company as of December 31, 1999 and 1998, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Zajac and Perrone LLP relating thereto; and

                 (ii) the unaudited balance sheet of the Company as of October 31, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the ten months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 3.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     3.5 Absence of Changes. Since October 31, 2000 and through the date of this Agreement:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Vested Company Options and Unvested Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Vested Company Options and Unvested Company Options described in Part 3.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1993 Flexible Stock Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Vested Company Options or Unvested Company Options, or (iii) any restricted stock purchase agreement;

                                      21.

          (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which exceeds $25,000 per item or $100,000 in the aggregate in any calendar month;

          (i) the Company has not (i) except in the ordinary course of business, entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 3.9(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any material right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel, tool and other expense advances and option exercise loans made to employees in the ordinary course of business), or (ii) incurred (other than in the ordinary course of business) or guaranteed any indebtedness for borrowed money;

          (n) the Company has not (i) established or adopted any Plans (as defined in Section 3.14), (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee other than in the ordinary course of business;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p) the Company has not made any Tax election;

          (q) the Company has not commenced or settled any Legal Proceeding;

                                      22.

          (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     3.6  Title to Assets.

          (a) The Company owns, and has valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 3.7(b), 3.8(a)(i), and 3.8(a)(ii) of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 3.9 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

          (c) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 3.9 of the Disclosure Schedule.

     3.7  Bank Accounts; Receivables.

          (a) Part 3.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 3.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of October 31, 2000. All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current or aged as reflected in Part 3.7(b) of the Disclosure Schedule, and (iii) to the knowledge of the Company, not subject to any counterclaim or set off.

          (c) Part 3.7(c) of the Disclosure Schedule provides an accurate and complete breakdown of all unfilled orders for the purchase of Company products as of October 31, 2000. All such orders (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business.

                                      23.

     3.8  Proprietary Assets.

          (a) Part 3.8(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.8(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other material Company Proprietary Assets owned by the Company. Part 3.8(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has valid and marketable title to all of the Company Proprietary Assets identified in Parts 3.8(a)(i) and 3.8(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 3.8(a)(iii) of the Disclosure Schedule. The Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as disclosed in Part 3.8 of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. The Company has not (other than pursuant to license agreements identified in Part 3.9 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) To the knowledge of the Company, none of the Company Proprietary Assets infringes on any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use by the Company of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes on, any Company Proprietary Asset.

          (d) Each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company. There has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation,

                                      24.

performance standard, representation or statement made or provided by or on behalf of the Company, and, to the knowledge of the Company, there is no basis for any such claim. The Company has established reasonable reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. The Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) All current and former consultants and independent contractors to the Company who have participated in the creation, conception or reduction to practice of any material Company Proprietary Assets have executed and delivered to the Company an agreement that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

          (g) To the Company's knowledge, no circumstances exist that could give rise to a valid claim against the Company by an employee or former employee of the Company in respect of any infringement, misappropriation or unlawful use by the Company of any Company Proprietary Asset.

     3.9  Contracts.

          (a)  Part 3.9 of the Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                                      25.

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than standard/pre-printed form indemnity provisions) or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 3.17);

               (x)    each Company Contract with a Governmental Body;

               (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

               (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

               (xiii) any other Company Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

          (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 3.9 of the Disclosure Schedule, including all amendments thereto. Part 3.9 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 3.9 of the Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) The Company has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract;

          (d) To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                                      26.

          (e) Since December 31, 1999, the Company has not received any notice or other communication regarding any material actual or possible violation or breach of, or default under, any Material Contract; and

          (f) The Company has not waived any of its material rights under any Material Contract.

          (g) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

          (h) The Contracts identified in Part 3.9 of the Disclosure Schedule collectively constitute all of the material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

     3.10 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since October 31, 2000 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 3.9 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 3.10 of the Disclosure Schedule.

     3.11 Compliance with Legal Requirements. The Company is, and has at all times since December 31, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since December 31, 1997, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     3.12 Governmental Authorizations. The Governmental Authorizations held by the Company are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1999 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 3.12 of the Disclosure Schedule. Since December 31, 1999, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.13 Tax Matters.

                                      27.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date, and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes, not yet due and payable. The Company has delivered to Parent accurate and complete copies of all Company Returns that are open to review by the Internal Revenue Service or other Governmental Body. The amount of the Company's liability for unpaid Taxes for all periods ending on or before December 31, 1999 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Unaudited Interim Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate exceed the amount of the current liability accruals for Taxes as such accruals are reflected on the Unaudited Interim Balance Sheet, as adjusted for operations and transactions in the ordinary course of business of the Company since the date of the Unaudited Interim Balance Sheet in accordance with past custom and practice.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

          (c) To the knowledge of the Company, no Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) No claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of

                                      28.

the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     3.14 Employee and Labor Matters; Benefit Plans.

          (a) Part 3.14(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

          (b) The Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 3.14(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d)  With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                                      29.

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) The Company is not required to be, and, to the knowledge of the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or (except as contemplated by this Agreement) to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

          (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                                      30.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment, but excluding share conversion payments contemplated by Section 1 of this Agreement) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 3.14(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

          (m) Part 3.14(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (o) The Company has good labor relations, and to the knowledge of the Company (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will not have a material adverse effect on the Company's labor relations, and (ii) none of the Company's key employees intends to terminate his or her employment with the Company.

     3.15 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations

                                      31.

currently held by the Company pursuant to Environmental Laws are identified in
Part 3.15 of the Disclosure Schedule. (For purposes of this Section 3.15: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" mean chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     3.16 Insurance. Part 3.16 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies all claims individually exceeding $50,000 made or pending thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 3.16 of the Disclosure Schedule. Each of the insurance policies identified in Part 3.16 of the Disclosure
Schedule is in full force and effect. Since December 31, 1997, the Company has not received any notice or other communication regarding any actual or possible
(a) cancellation or invalidation of any insurance policy, or (b) refusal of any coverage or rejection of any material claim under any insurance policy.

     3.17 Related Party Transactions. Except as disclosed in Part 3.17 of the Disclosure Schedule, no Related Party: (a) has had any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) is indebted to the Company; (c) has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving the Company; (d) has competed, directly or indirectly, with the Company; and (e) has any claim or right against the Company (other than rights under Vested Company Options and Unvested Company Options and rights to receive compensation and benefits for services performed as an employee, officer or director of the Company). (For purposes of this Section
3.17 each of the following shall be deemed to be a "Related Party": (i) each of the Signing Shareholders; (ii) each individual who is an officer of the Company;
(iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     3.18 Legal Proceedings; Orders.

          (a) There is no pending Legal Proceeding involving the Company, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding involving the Company: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set

                                      32.

forth in Part 3.18(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) No Legal Proceeding alleging Damages in excess of $50,000 has ever been commenced by or has ever been pending against the Company, except as set forth in Part 3.18(b) of the Disclosure Schedule.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Signing Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     3.19 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.20 Non-Contravention; Consents. Except as disclosed in Part 3.20 of the Disclosure Schedule, neither (1) the execution, delivery or performance by the Company of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                                      33.

           (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

           (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

The Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance by the Company of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

     3.21 Full Disclosure. This Agreement (including the Disclosure Schedule) does not (i) contain any representation or warranty of the Company or information relating to the Company that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations and warranties of the Company and information relating to the Company contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 4. Representations and Warranties of Parent and Merger Sub

     Parent and Merger Sub jointly and severally represent and warrant to the Company and to the holders of Company Common Stock, Vested Company Options and Unvested Company Options as follows:

     4.1   SEC Filings; Financial Statements.

           (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between October 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii)

                                      34.

fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     4.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.3 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     4.4 Non-Contravention; Consents. Except as disclosed in Part 4.4 of the Disclosure Schedule, neither (1) the execution, delivery or performance by the Parent or Merger Sub of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Parent's or Merger Sub's articles of incorporation or bylaws, or (ii) any resolution adopted by the Parent's or Merger Sub's shareholders, the Parent's or Merger Sub's board of directors or any committee of the Parent's or Merger Sub's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Parent or Merger Sub, or any of the assets owned or used by the Parent or Merger Sub, is subject; or

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Parent or Merger Sub or that otherwise relates to the Parent's or Merger Sub's business or to any of the assets owned or used by the Parent or Merger Sub.

Neither the Parent nor the Merger Sub is and will be required to obtain any Governmental Authorization in connection with (x) the execution, delivery or performance by the Parent and Merger Sub of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by the Parent and Merger Sub of the Merger or any of the other transactions contemplated by this Agreement.

                                      35.

     4.5 Acquisition for Investment. Parent and Merger Sub are aware that the Company Common Stock has not been registered under the Securities Act or under any state securities laws. Merger Sub is not an "underwriter" (as such term is defined under the Securities Act), and is acquiring the Company Common Stock through the Merger solely for investment with no present intention to distribute any of the Company Common Stock to any Person, and Merger Sub will not sell or otherwise dispose of any Company Common Stock, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, and other applicable securities laws.

     4.6 Full Disclosure. This Agreement (including the Disclosure Schedule) does not (i) contain any representation or warranty of the Parent or Merger Sub or information relating to the Parent or Merger Sub that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations and warranties of the Parent and Merger Sub and information relating to the Parent and Merger Sub contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 5. Certain Covenants of the Company

     5.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     5.2 Operation of the Company's Business. During the Pre-Closing Period, and except as otherwise contemplated by this Agreement or consented to by
Parent:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and key employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force all insurance policies identified in Part 3.16 of the Disclosure Schedule (or substantially similar renewal/replacement policies);

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

                                      36.

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f)  the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security, excepting, and subject to
Section 5.5, sales, issuances and authorizations in the ordinary course of business under the Company's 1993 Flexible Stock Incentive Plan;

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1993 Flexible Stock Incentive Plan, (ii) any provision of any agreement evidencing any outstanding Vested Company Options or Unvested Company Options, or (iii) any provision of any restricted stock purchase agreement;

          (h) neither the Company nor any of the Signing Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 per item or $100,000 in the aggregate in any calendar month;

          (k)  the Company shall not, except in the ordinary course of business,
(i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

          (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business or pursuant to Contracts that are not Material Contracts;

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel, tool and other expense advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Vested Company Options), or (ii) incur or guarantee any indebtedness for borrowed money;

                                      37.

          (n) the Company shall not (i) establish, adopt or, except as contemplated by this Agreement, amend any Plans as (defined in Section 3.14),
(ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $125,000;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p)  the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

     5.3  Notification; Updates to Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company or any of the Signing Shareholders; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy as of the date of this

                                      38.

Agreement of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 7 has been satisfied.

     5.4 No Negotiation. During the Pre-Closing Period, neither the Company nor any of the Signing Shareholders shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Signing Shareholders during the Pre-Closing Period.

     5.5 Exercise of Company Options. The Company shall use best efforts to prevent the exercise of Vested Company Options and Unvested Company Options during the period which begins on the notice date for any meeting of Shareholders of the Company to consider approval of the Merger and ends on the Closing Date.

SECTION 6. Additional Covenants of the Parties

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by the it during the Pre-Closing Period.

     6.2 Public Announcements. During the Pre-Closing Period, (a) neither party shall issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent (and each party shall use reasonable efforts to prevent its Representatives from issuing such press releases or making such statements without the other party's prior written consent), and (b) each party will consult with the other party prior to issuing any press release or making any public statement regarding the Merger.

     6.3 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b)

                                      39.

Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

     6.4 Offer Letters and Noncompetition Agreements. At or prior to the Closing, Roberson shall execute and deliver to the Company and Parent a letter of offer (the "Offer Letter") in the form agreed upon by the parties prior to the Closing Date (and incorporating definitions of "Without Cause" and "For Good Reason" not less favorable to Roberson than the definitions set forth in Exhibit K attached hereto) and a Noncompetition Agreement substantially in the form of Exhibit F.

     6.5 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     6.6 Release. At the Closing, each of the Signing Shareholders shall execute and deliver to the Company a Release substantially in the form of Exhibit G.

     6.7 Termination of Employee Plans. One day or more prior to the Closing, the directors of the Company shall resolve to terminate the Company's 401(k) Plan.

     6.8 Notification. During the Pre-Closing Period, the Parent and Merger Sub shall promptly notify the Company in writing of:

          (a) the discovery by the Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Parent or Merger Sub in this Agreement;

          (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (c) any breach of any covenant or obligation of the Parent or Merger Sub; and

          (d) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely.

     6.9 Personal Guaranties. From and after the Closing Date, Parent shall use commercially reasonable efforts to promptly obtain releases of all personal guaranties of Company obligations given by officers and directors of the Company prior to Closing, including but not limited to Roberson's guaranty given to San Benito Bank, and shall indemnify, defend, and hold such officers and directors harmless from any and all liability under such guaranties.

                                      40.

     6.10 Roberson Life Insurance. Prior to or on the Closing Date, the Company's beneficial interest in the policy of life insurance on Roberson's life issued by Valley Forge Life Insurance Co. (Policy number VIPO001009) shall be transferred by the Company to Roberson individually. Roberson shall pay the Company, on a pro-rated basis, all pre-paid premiums on such policy for the period after the Closing Date, and thereafter Roberson shall assume all future obligations for the payment of premiums on said policy. Concurrently with such transfer, the Shareholder Buyout Agreement between the Company and the Signing Shareholders dated as of April 5, 1994 shall be terminated.

     6.11 Company Employee Matters.

          (a) Following the Closing Date, Parent shall cause the Surviving Corporation to extend at will offers of employment to, or otherwise retain as employees, all persons who were employees of the Company immediately prior to the Closing Date, on terms which are substantially similar to (or on terms that are more favorable to such employees than) those existing immediately prior to the Closing Date.

     6.12 Shareholder Vote. Each Signing Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Signing Shareholder on the record date for any meeting of the shareholders of the Company for the purposes of approving the Merger (or on the date of any consent resolution in lieu thereof) to be voted in favor of the Merger and this Agreement (or to execute a consent resolution in lieu thereof).

SECTION 7. Conditions Precedent to Obligations of Parent and Merger Sub

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

     7.2 Performance of Covenants. All of the covenants and obligations that the Company and the Signing Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least 95% of the shares of Company Common Stock entitled to vote with respect thereto.

     7.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Parts 3.20 and 4.4 of the Disclosure Schedule but excluding securities registration) shall have been obtained and shall be in full force and effect.

                                      41.

     7.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Noncompetition Agreement substantially in the form of Exhibit F, executed by Roberson;

          (b) a Release substantially in the form of Exhibit G, executed by each of the Signing Shareholders;

          (c) the Indemnity Escrow Agreement substantially in the form of Exhibit B, executed by each of the Signing Shareholders;

          (d) a legal opinion of Dudnick Detwiler Rivin & Stikker LLP dated as of the Closing Date, substantially in the form of Exhibit H;

          (e) a certificate executed by the Chief Executive Officer of the Company certifying that each of the representations and warranties set forth in
Section 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied (the "Closing Certificate"); and

          (f) written resignations of all directors of the Company, effective as of the Closing Date.

     7.6 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 6.5.

     7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.8 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

     7.9 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 6.7.

SECTION 8. Conditions Precedent to Obligations of the Company

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     8.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as

                                      42.

of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     8.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     8.3 Legal Opinions. The Company and holders of Company Common Stock, Vested Company Options and Unvested Company Options shall have received a legal opinion of Cooley Godward llp, dated as of the Closing Date, substantially in the form of Exhibit I; and

     8.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     8.5 Consents. All Consents required to be obtained by the Parent and Merger Sub and identified in Part 4.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     8.6 Officers' Certificates. The Chief Executive Officers of the Parent and Merger Sub shall have executed and delivered to the Company and the holders of Company Common Stock, Vested Company Options and Unvested Company Options a certificate certifying that each of the representations and warranties set forth in Section 4 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 8.1, 8.2 and 8.5 have been duly satisfied (collectively, the "Parent Closing Certificates").

     8.7 Offer Letters. The Surviving Corporation shall have executed and delivered the Offer Letter referenced in Section 6.4.

     8.8 Indemnity Escrow Agreement. All parties to the Indemnity Escrow Agreement attached hereto as Exhibit B (other than the Signing Shareholders) shall have executed and delivered the Indemnity Escrow Agreement in substantially the form of Exhibit B.

     8.9 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by the holders of Company Common Stock, Vested Company Options or Unvested Company Options of any material right granted under this Agreement.

SECTION 9. Termination

     9.1  Termination Events.  This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on

                                      43.

the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

          (e) by Parent if the Closing has not taken place on or before February 28, 2001 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

          (f) by the Company if the Closing has not taken place on or before February 28, 2001 (other than as a result of the failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (g)  by the mutual consent of Parent and the Company.

     9.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c) or Section 9.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     9.3  Effect of Termination.  If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 12; (c) the parties shall, in all events, remain bound by and continue to be subject to Section 6.2, and (d) the Company and Parent shall, in all events, continue to be bound by the mutual nondisclosure agreement executed by them on May 25, 2000.

                                      44.

SECTION 10. Indemnification, Etc.

     10.1 Survival of Representations, Etc.

          (a) Except for the indemnification made pursuant to Section 10.11, the representations and warranties made by the Company (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire eighteen months after the Closing Date; provided, however, that if, at any time prior to eighteen months after the Closing Date, any Indemnitee (acting in good faith) delivers to the Escrow Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.2 attributable to such alleged inaccuracy or breach, then the claim asserted in such notice shall survive eighteen months after the Closing until such time as such claim is fully and finally resolved.

          (b) The representations and warranties made by the Parent and Merger Sub (including the representations and warranties set forth in Section 4 and the representations and warranties set forth in the Parent Closing Certificates) shall survive the Closing and shall expire eighteen months after the Closing Date; provided, however, that if, at any time prior to eighteen months after the Closing Date, any holder of Company Common Stock, Vested Company Options or Unvested Company Options immediately prior to the Closing Date (acting in good faith) delivers to the Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Parent or Merger Sub (and setting forth in reasonable detail the basis for such person's belief that such an inaccuracy or breach may exist) and asserting a claim with respect thereto attributable to such alleged inaccuracy or breach, then the claim asserted in such notice shall survive eighteen months after the Closing until such time as such claim is fully and finally resolved.

          (c) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of the Parent and Merger Sub, and the rights and remedies that may be exercised by the holders of Company Common Stock, Vested Company Options and Unvested Company Options immediately prior to the Closing Date, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of such holders of Company Common Stock, Vested Company Options or Unvested Company Options s or any of their Representatives.

          (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be (or, as applicable, to modify) a representation and warranty made by the Company in this Agreement.

     10.2 Indemnification by the Signing Shareholders.

                                      45.

          (a) From and after the Closing Date (but subject to all the terms of this Section 10), the Signing Shareholders shall jointly and severally hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or in the Closing Certificate (after giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 5 and 6); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 10).

          (b) The Company and the Signing Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation made by the Company or the Signing Shareholders, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     10.3 Threshold; Ceiling.

          (a) Except for the indemnification made pursuant to Section 10.11, the Signing Shareholders shall not be required to make any indemnification payment pursuant to Section 10.2(a) until such time as the total amount of all Damages (including the Damages arising from any inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate. If the total amount of such Damages exceeds $250,000 then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the full amount of such damages (and not merely the portion of such Damages exceeding $250,000).

          (b) Except for the indemnification made pursuant to Section 10.11, the liability of the Signing Shareholders under this Section 10 shall be limited to the value of the Escrow Fund (as that term is defined in the Indemnity Escrow Agreement attached as Exhibit B). The total liability of all Signing Shareholders to one or more Indemnitees shall be satisfied by reduction of each Signing Shareholder's contribution to the Escrow Fund in the proportion such contributions were made under Section 1.5, and shall be satisfied first from cash amounts in the Escrow Fund, then from shares of Parent Common Stock in the Escrow Fund.

     10.4 Escrow Fund.

          (a) The Signing Shareholders, the Parent, the Surviving Corporation and a banking institution selected by Parent as escrow agent ("Escrow Agent") shall enter into the Indemnity Escrow Agreement (modified prior to Closing as may be reasonably requested by the

                                      46.

Escrow Agent), under which, on the terms and conditions set forth therein and herein, a portion of the amounts to be paid to the Signing Shareholders hereunder will be escrowed to pay amounts payable to Parent or the Surviving Corporation under this Section 10.

          (b) The Escrow Fund shall consist of the funds and securities set forth in Section 1.5. The amount remaining in the Escrow Fund (plus interest and other income accrued on the Escrow Fund) less the sum of any amounts payable from the Escrow Fund that are subject to a timely claim made by Parent or the Surviving Corporation under this Section 10 not yet resolved shall be distributed to the Signing Shareholders eighteen months after the Closing Date. Any amounts remaining in the Escrow Fund more than eighteen months after the Closing Date shall be distributed to the Signing Shareholders, if at all, in accordance with the decision of the arbitrator appointed pursuant to Section
10.7 (or by agreement of the Parent and the Signing Shareholders) promptly upon delivery of such decision (or the making of such agreement).

          (c) All distribution of the Escrow Fund (and interest and other income accrued on the Escrow Fund) to the Signing Shareholders pursuant to this
Section 10 shall be made to the Signing Shareholders in the same proportion that such funds and securities were funded by each Signing Shareholder pursuant to
Section 1.5.

     10.5 Claim Procedure. Upon delivery to the Escrow Agent and the Signing Shareholders in accordance with Section 12.4 and applicable notice provisions of the Indemnity Escrow Agreement on or before the last day of the period set forth in Section 10.1(a) above of a certificate signed by any officer of Parent (an "Officer's Certificate")

          (a) stating that Parent or the Surviving Corporation has paid or properly accrued or reasonably anticipates that Parent or the Surviving Corporation will have to pay or accrue Damages in an aggregate stated amount, and stating that Parent or the Surviving Corporation is entitled to indemnity pursuant to this Agreement with respect to such amount and providing in reasonable detail the basis for such indemnity claim, and

          (b) specifying the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability;

The Escrow Agent shall, subject to the provisions of Section 10.6 hereof, deliver to Parent as promptly as practicable, an amount from the Escrow Fund sufficient to fully indemnify Parent or the Surviving Corporation against such Damages.

     10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Signing Shareholders and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of any portion of the Escrow Fund pursuant to Section 10.5 hereof unless the Escrow Agent shall have received written authorization from each of the Signing Shareholders to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of the amount requested in the Officer's Certificate in accordance with Section 10.5 hereof, provided that no such payment or delivery may be made or shall be accepted by Parent if any of the Signing Shareholders shall object in a written statement to the claim made in the Officer's

                                      47.

Certificate, and such statement shall have been delivered to Parent (with a copy to the Escrow Agent) prior to the expiration of such 30-day period.

     10.7 Resolution of Conflicts.

          (a) In case any of the Signing Shareholders shall so object in writing to the indemnity of Parent or the Surviving Corporation in respect of any claim or claims made in any Officer's Certificate, the Signing Shareholders and Parent (acting on its own behalf or on behalf of the Surviving Corporation) shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If each of the Signing Shareholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by such parties and shall be furnished to the Escrow Agent who shall thereupon promptly pay the agreed upon amount of the claim to Parent.

          (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after the date of the Officer's Certificate, the claim shall be submitted to non-binding mediation in San Jose, California under the rules then in effect under the American Arbitration Association, or such other forum as the parties may select. Each party shall have in attendance at such mediation persons who have actual authority to bind the party to any settlement reached. If each of the Signing Shareholders and Parent should agree on a mediated settlement, a memorandum setting forth such agreement shall be prepared and signed by the parties and shall be furnished to the Escrow Agent who shall thereupon promptly pay the agreed upon amount of the claim to Parent. If the matter cannot be settled through mediation within 100 days after the date of the Officer's Certificate, then the claim shall be submitted to binding arbitration under the following rules:

               (i) Unless otherwise agreed by the parties, all such claims shall be decided in San Jose, California by a single arbitrator, acting under the Commercial Rules of the American Arbitration Association except as modified herein. Either party may initiate the arbitration at any time after 100 days have passed since the date of the Officer's Certificate by filing a demand for arbitration with the American Arbitration Association, and simultaneously delivering a copy of such demand to the other party.

               (ii) Unless the parties agree to a mutually acceptable arbitrator within thirty (30) days of a demand for arbitration, the arbitrator shall be selected by the American Arbitration Association.

               (iii) Unless otherwise agreed by the parties, the arbitrator shall be a business attorney in practice for at least 10 years, with substantial experience in the negotiating and drafting of business acquisition agreements.

               (iv) It is the intent of the parties that the arbitration be held in an efficient, economical and expeditious manner. Accordingly, the parties shall meet in a pre-hearing conference as promptly as practicable after selection of the arbitrator to establish the scope and extent of all discovery and the schedule of the arbitration. Discovery shall be limited to that necessary to resolve the disputed issues, in the judgment of the arbitrator. If any party wishes to take discovery, including document productions, interrogatories or depositions, a

                                      48.

request to do so must be submitted to the arbitrator in accordance with the procedures determined at the pre-hearing conference. The arbitrator in his sole discretion may allow such discovery as he determines is reasonably necessary, all of which must be completed within the time period to be specified by the arbitrator at the pre-hearing conference unless extended for good cause by the arbitrator.

               (v) The arbitrator shall not be bound by rules of evidence or judicial procedures regarding the conduct of the hearing but shall otherwise be obligated to follow California substantive law.

               (vi) The arbitrator's authority shall be limited to determining whether the claim gives rise to a right to indemnification under the provisions of this Section 10 and, if so, the amount of Damages recoverable under this
Section 10 as to such claim. No other issue involving interpretation of this Agreement shall be submitted to the arbitrator without the consent of the parties.

               (vii) The decision of the arbitrator as to the validity and amount of Damages and the amounts in (c) below shall, subject to the above limitations, be binding and conclusive upon the parties of this Agreement. The arbitrator shall issue such decision, including a brief statement of the reasons for the award and the calculation of damages awarded, within 25 days after completion of the arbitration hearing and deliver such decision to the parties and the Escrow Agent which will promptly pay any amount of the Escrow Fund awarded to Parent or the Surviving Corporation by the arbitrator.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The non-prevailing party (whose identity shall be determined by the arbitrator) shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the arbitrator fees and administrative expenses associated with the arbitration (which expenses and fees, in the event the Parent is the prevailing party, shall constitute Damages to be satisfied solely from the Escrow Fund).

     10.8 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Signing Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 10, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Surviving Corporation and;

          (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of each of the Signing Shareholders; provided, however, that such consent shall not be unreasonably withheld.

Parent shall give each of the Signing Shareholders prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to

                                      49.

so notify the Signing Shareholders shall not limit any of the obligations of the Signing Shareholders or the Company under this Section 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). Damages recoverable by any Indemnitee under this Section 10 on account of such third party claims provided for in this Section 10.8 shall in no event exceed amounts which would have been awarded to the third party claimant if commercially reasonable defense efforts had been undertaken or, if greater, such settlement amounts as are consented to by the signing Shareholders pursuant to clause (b) above.

     10.9 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     10.10 Exclusivity of Article 10 Indemnity.  Each Indemnitee
acknowledges that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims and causes of action relating to this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Section 10, provided that nothing
                                                         --------
in this Agreement shall be deemed to constitute a limitation on or other waiver of any claims for fraud or intentional misrepresentation. In furtherance of the foregoing, each Indemnitee hereby waives and releases, from and after the Closing Date any and all rights, claims and causes of action (other than indemnity claims arising under this Article 10, claims for fraud or intentional misrepresentation) it may have relating to this Agreement and the transactions contemplated hereby. Each Indemnitee (i) makes this waiver and release with full knowledge that it may be releasing presently unknown or unsuspected claims,
(ii) has had the opportunity to be advised by its independent legal counsel with respect to, and is familiar with Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR", and (iii) expressly waives any and all rights which it may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

     10.11 Liability for Capitalization of Company.

Notwithstanding any other provisions of Section 10, Roberson shall, for three years following the Closing Date, hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any breach or inaccuracy of the representations and warranties set forth in Section 3.3 (a), Section 3.3(b) or in the Closing Certificate as it pertains to the subject matter of Section 3.3(a) or Section 3.3(b) (after giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to Closing) or (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above. The liability of Roberson under this Section 10.11 shall be limited to the sum of the value of the Closing Cash, Parent Common Stock, Contingent Parent Common Stock and Unvested Contingent Parent Common Stock received by Roberson pursuant to the terms of this Agreement. For the purposes of calculating under this Section 10.11 the value of such stock received by Roberson pursuant to the terms of this Agreement, the value of each share of such stock shall be the Designated Parent Stock Price. Any claim for indemnification made pursuant to this Section 10 shall be made first against the indemnity provided in Section 10.2 and second against the indemnity provided in this Section 10.11; provided however that this sentence shall in no way limit a claim for indemnification pursuant to this Section 10.11.

                                      50.

SECTION 11. Registration of the Parent Common Stock; Compliance with the Securities Act.

     11.1 Definitions. As used in this Section 11 the following terms shall have the following respective meanings:

          (a) "Registrable Parent Common Stock" shall mean the Parent Common Stock, the Contingent Parent Common Stock and the Unvested Contingent Parent Common Stock issued pursuant to this Agreement;

          (b) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 11.2;

          (c)  "Shareholder" shall mean a shareholder of the Company; and

          (d) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     11.2 Registration Procedures and Expenses Parent is obligated to do the following:

     Parent shall, within 45 days following the Closing Date:

          (a) prepare and file with the SEC a registration statement on Form S-3 in order to register with the SEC under the Securities Act a sale by the Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act any or all of the Registrable Parent Common Stock through the automated quotation system of the Nasdaq National Market System or the facilities of any national securities exchange on which Parent's Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement") (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on Form S-3, or any substitute form, is not then available for registration of the Registrable Parent Common Stock, Parent shall be obligated instead to prepare and file with the SEC a registration statement on Form S-1 in order to register the Registrable Parent Common Stock under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

          (b) use its best efforts, subject to receipt of necessary information from the Shareholders, to cause such Registration Statement to become effective as promptly after filing as practicable;

          (c) notify each Shareholder, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading;

                                      51.

          (d) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 11.7 below;

          (e) furnish to each Shareholder such number of copies of prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Registrable Parent Common Stock by the Shareholders;

          (f) file such documents as may be required of Parent for normal securities law clearance for the resale of the Registrable Parent Common Stock in which states of the United States as may be reasonably requested by each Shareholder provided, however, that Parent shall not be required in connection with this paragraph (f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (g) subject to the right of repurchase and other restrictions on the Contingent Parent Common Stock and Unvested Contingent Parent Common Stock set forth in this Agreement, use its best efforts to cause all Registrable Parent Common Stock to be listed on each securities exchange, if any, on which equity securities by Parent are then listed; and

          (h)  bear all expenses in connection with the procedures in paragraphs
(a) through (g) of this Section 11.2, other than (i) fees and expenses, if any, of counsel or other advisers to the Shareholders, and (ii) any expenses relating to the sale of the Registrable Parent Common Stock by the Shareholders, including broker's commission, discounts or fees and transfer taxes.

     11.3 Indemnification

          (a) Parent agrees to indemnify and hold harmless each Shareholder from and against any losses, claims, damages or liabilities to which such Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on the effective date of the Registration Statement, or arise out of any failure by Parent to fulfill any undertaking included in the Registration Statement and Parent will reimburse such Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Shareholder to comply with the covenants and agreements contained in Section
11.4 hereof respecting the sale of the Parent Common Stock or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Shareholder prior to the pertinent sale or sales by the Shareholder.

          (b) Each Shareholder, severally and not jointly, agrees to indemnify and hold harmless Parent (and each person, if any, who controls Parent within the meaning of Section 15 of the Securities Act, each officer of Parent who signs the Registration Statement and each

                                      52.

director of Parent) from and against any losses, claims, damages or liabilities to which Parent (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 11.4 hereof respecting sale of the Parent Common Stock, or any Untrue Statement contained in the Registration Statement on the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Shareholder specifically for use in preparation of the Registration Statement, and such Shareholder will reimburse Parent (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Shareholder under this Section 11.3 exceed the net proceeds received by such Shareholder from the sale of the Parent Common Stock covered by such Registration Statement.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

          (d) If the indemnification provided for in this Section 11.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Shareholder hereunder exceed the net

                                      53.

proceeds received by such Shareholder from the sale of the Parent Common Stock covered by the Registration Statement.

     11.4 Transfer of Parent Common Stock After Registration; Notice. Each Shareholder hereby covenants with Parent not to make any sale of the Parent Common Stock after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Shareholder acknowledges that there may be times when Parent must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Parent and declared effective by the SEC, or until such time as Parent has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Shareholder hereby covenants that it will not sell any Parent Common Stock pursuant to said prospectus or pursuant to Regulation S during the period commencing at the time at which Parent gives the Shareholder written notice of the suspension of the use of said prospectus and ending at the time Parent gives the Shareholder notice that the Shareholder may thereafter effect sales pursuant to said prospectus. The foregoing provisions of this Section 11.4 shall in no manner diminish or otherwise impair Parent's obligations under Section 11.2 hereof.

     11.5 Reporting Requirements.

          (a)  Parent agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934; and

               (iii) so long as any of the Shareholders own Registrable Parent Common Stock, to furnish to the Shareholders forthwith upon request (1) a written statement by Parent as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Securities Exchange Act of 1934, or whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and
(3) such other information as may be reasonably requested in availing the Shareholders of any rule or regulation of the SEC that would permit the selling of the Registrable Parent Common Stock without registration.

     11.6 Market Standoff. Roberson will advise Parent in writing 48 hours prior to transferring 100,000 shares or more of Registrable Parent Common Stock in any one day.

     11.7 Termination of Obligations The obligations of Parent pursuant to Sections 11.2 through 11.5 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Parent Common Stock have been resold, or (ii) such time as all of the Registrable Parent Common Stock may be sold during any 90 day period pursuant to Rule 144.

                                      54.

     11.8 Assignability of Registration Rights The registration rights set forth in this Section 11 are not assignable other than to an affiliate of a Shareholder.

SECTION 12. Miscellaneous Provisions

     12.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     12.2 Fees and Expenses.

          (a) Subject to Section 12.2 (b), each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (i) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (ii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (iv) the consummation of the Merger.

          (b) All such fees, costs and expenses described in Section 12.2(a) incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) shall be borne and paid by the Shareholders and not by the Company.

     12.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     12.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent or Merger Sub:  Attention: Chief Financial Officer
                                       ----------
                                       Asyst Technologies, Inc.

                                      55.

                                       48761 Kato Road
                                       Fremont, CA  94538
                                       Facsimile no. (510) 661-5151

          if to the Company:           Attention: Glenn A. Roberson, Jr.
                                       ---------
                                       Semifab, Inc.
                                       307 Fallon Road
                                       Hollister, CA 95023
                                       Facsimile no. (831) 637-1268

          with a copy to:              Jeffrey B. Detwiler
                                       Dudnick Detwiler Rivin & Stikker LLP
                                       351 California Street, 15/th/ Floor
                                       San Francisco, CA 94104
                                       Facsimile no. (415) 982-1400

          if to Roberson:              Glenn A. Roberson, Jr.
                                       165 Hilltop Drive
                                       Hollister, CA 95023
                                       Facsimile no. (831) 637-1036

          if to Nakashima:             Stephen Nakashima
                                       c/o Nakashima & Boynton
                                       1484 Saratoga Avenue
                                       Saratoga, CA  95070
                                       Facsimile no. (408) 374-4095

          if to Sugano:                Norio Sugano
                                       c/o Semix, Inc.
                                       4160 Technology Drive
                                       Fremont, CA 94538
                                       Facsimile no. (510) 659-8444

     12.5 Confidentiality. Without limiting the generality of anything contained in Section 6.2, on and at all times after the Closing Date, (i) Roberson shall abide by the terms of the confidentiality provisions set forth in the Offer Letter and/or noncompetition agreement he enters into pursuant to
Section 6.4, and (ii) the other Signing Shareholders shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the possession of any of the Signing Shareholders or the Company that relates to the business of the Company or Parent except as may otherwise be required pursuant to judicial process or other applicable Legal Requirement.

     12.6 Time of the Essence.  Time is of the essence of this Agreement.

     12.7 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                                      56.

     12.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     12.10 Successors and Assigns.  This Agreement shall be binding upon:
the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: Parent; Merger Sub; the other Indemnitees (subject to Section 10.9), the Signing Shareholders, and the holders of Company Common Stock, Vested Company Options and Unvested Company Options immediately prior to the Closing Date; and the respective successors and permitted assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 10), in whole or in part, to any other Person who acquires the Surviving Company or substantially all of its assets without obtaining the consent or approval of any other party hereto or of any other Person.

     12.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     12.12 Waiver.

           (a) Except as otherwise provided in this Agreement, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     12.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is

                                      57.

determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     12.15 Parties in Interest.  Except as otherwise stated in Section
12.10, none of the provisions of this Agreement is intended to provide any benefits or other rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns (if any).

     12.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided that terms of the mutual nondisclosure agreement between Parent and Company dated May 25, 2000 remains in full force and effect and is not superseded by this Agreement.

     12.17 Construction.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of December 7, 2000.

                                    Asyst Technologies, Inc.
                                      a California corporation

                                    By:__________________________________




                                    Tin Man Acquisition Corp.,
                                      a Delaware corporation

                                    By:__________________________________

                                      58.

                                    Semifab, Inc.
                                      a California corporation

                                    By:__________________________________
                                       Glenn A. Roberson, Jr.
                                       President


                                    Glenn A. Roberson, Jr.

                                    By:__________________________________
                                       Glenn A. Roberson, Jr.


                                    Stephen Nakashima

                                    By:__________________________________
                                       Stephen Nakashima



                                    Norio Sugano

                                    By:__________________________________
                                       Norio Sugano

                                      59.

                                   EXHIBITS

Exhibit A   -   Certain definitions

Exhibit B   -   Indemnity Escrow Agreement

Exhibit C   -   Directors and officers of Surviving Corporation

Exhibit D   -   Surviving Corporation Budget

Exhibit E   -   Parent - Surviving Corporation Plus Portal RTM Schedule

Exhibit F   -   Form of Noncompetition Agreement

Exhibit G   -   Form of Release

Exhibit H   -   Form of legal opinion of Dudnick Detwiler Rivin & Stikker LLP

Exhibit I   -   Form of legal opinion of Cooley Godward LLP

Exhibit J   -   Revenue Recognition and Backlog Determination Policy of Parent

Exhibit K   -   "Without Cause" and "for Good Reason" provisions

                                   Exhibit A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (e) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (f) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of or consultant to the Company, upon exercise of Company options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (g) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, or similar or related encumbrance.

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees.  "Indemnitees" shall mean the following Persons:  (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders (as that term is defined for purposes of Section 11 in Section 11.1(c)) shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.